AMENDMENT TO THE
                  ARTICLES OF INCORPORATION OF QUAZON, CORP.
                  (changed herein to Scientific Energy, Inc)



          Pursuant to section 78.390 of the Nevada Revised Statutes, Quazon, Corp, a Nevada corporation hereinafter referred to as the "Corporation," hereby adopts the following Amendment to the Articles of Incorporation.

      1. Article I of the Articles of Incorporation shall be amended to state:

          The name of the corporation is "Scientific Energy, Inc." (hereinafter, the "Corporation").

      2. The board of directors of the Corporation. by their unanimous consent dated July 16, 2001, has adopted a resolution setting forth the foregoing amendment, declaring its advisability, and submitting the amendment to the stockholders for their consideration.

      3. The foregoing amendment to the Articles of Incorporation of Quazon Corp. was authorized and approved pursuant to section 78.390 of the Nevada Revised Statutes by the holders of 21,658,820, or 93.9%, of the 23,058,000 issued and outstanding shares of common stock of the Corporation on such date, by their written consent dated on August 13, 2001.

     In witness hereof, the undersigned have signed this Amendment to the Articles of Incorporation of Quazon Corp. this 14th day of August 2001.

     /s/ Todd B. Crosland               /s/ Jana K. Meyer
     ---------------------------------  ---------------------------------
     Todd B. Crosland, President        Jana K. Meyer, Secretary


STATE OF UTAH             )
                          : ss
COUNTY OF SALT LAKE       )



     On this 14th day of August, 2001, personally appeared before me, the undersigned, a notary public, Todd B. Crosland and Jana K. Meyer, who being by me first duly sworn, declared that they are the president and secretary, respectively, of the above-named Corporation, acknowledged that they signed the foregoing Amendment to the Articles of Incorporation, and verified that the statements contained therein are true.


WITNESS MY HAND AND OFFICIAL SEAL.


                                             (SEAL)

/s/ Tally A. Burke  NOTARY PUBLIC
June 15, 200        Commission Expiration